Exhibit 10.13.3

EXECUTION VERSION

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Master Repurchase Agreement, dated as of November 2, 2016 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and United Shore Financial Services, LLC (the “Seller”).

RECITALS

The Buyer and Seller are parties to (a) that certain Master Repurchase Agreement, dated as of November 5, 2014 (as amended by Amendment No. 1, dated as of November 4, 2015 and Amendment No. 2, dated as of August 16, 2016, the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of November 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.    Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by;

1.1    deleting the definitions of “Maximum Committed Purchase Price”, “Netting Agreement” and “Servicing Term” in their entirety and all references thereto;

1.2    adding the following definition of “Temporary Increase Request” in its proper alphabetical order:

“Temporary Increase Request” shall mean a request by a Seller Party for a Temporary Increase in the form of Exhibit G hereto.

SECTION 2.    Initiation; Termination. Section 3 of the Existing Repurchase Agreement is hereby amended by adding the following subsection (f) to the end thereof:

(f)    Request for Temporary Increase. A Seller Party may request a temporary increase of the Maximum Aggregate Purchase Price (a “Temporary Increase”) by submitting to Buyer an executed Temporary Increase Request, setting forth the requested increased Maximum Aggregate Purchase Price (such increased amount, the “Temporary Maximum Aggregate Purchase Price”) and the effective date and expiration date of such Temporary Increase. Buyer may from time to time, in its sole and absolute discretion, consent to such Temporary Increase, by returning to such Seller Party a countersigned

Temporary Increase Request. At any time that a Temporary Increase is in effect, the Maximum Aggregate Purchase Price shall equal the Temporary Maximum Aggregate Purchase Price for all purposes of this Agreement and all calculations and provisions relating to the Maximum Aggregate Purchase Price shall refer to the Temporary Maximum Aggregate Purchase Price. Upon the termination of a Temporary Increase, Seller shall repurchase Purchased Assets in order to reduce the aggregate outstanding Purchase Price of all Transactions to the Maximum Aggregate Purchase Price (as reduced by the termination of such Temporary Increase).

SECTION 3.    Covenants. Section 11 of the Existing Repurchase Agreement is hereby amended by:

3.1    deleting the first paragraph of such section and replacing it with the following:

Each Seller Party, jointly and severally, covenants to Buyer that as of the Purchase Date for any Purchased Asset, as of the date of this Agreement and any Transaction hereunder and at all times while the Program Documents are in full force and effect and/or any Transaction thereunder is outstanding, as follows:

3.2    deleting subsection (c) in its entirety and replacing it with the following:

(c)    Notice of Proceedings or Adverse Change. Seller Party shall give notice to Buyer or cause notice to be given to Buyer:

(i)    immediately after a Responsible Officer, president, executive vice president, chief executive officer, chief financial officer, chief operating officer, secretary or controller of Seller Party has any knowledge of:

(A)	the occurrence of any Default or Event of Default;

(B)

any (a) default or event of default under any Indebtedness of Seller Party or (b) material litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Seller Party in any federal or state court or before any Governmental Authority, and (c) any Material Adverse Effect with respect to Seller Party;

(C)

any litigation or proceeding that is pending or threatened (a) against Seller Party in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect, (b) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (c) that questions or challenges compliance of any Mortgage Loan with the Ability to Repay Rule or QM Rule;

(D)

as soon as reasonably possible, notice of any of the following events: (A) a change in the insurance coverage of Seller Party, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller Party; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) the termination or nonrenewal of any warehouse, repurchase, loan or other mortgage financing facilities of Seller Party or the termination of any early purchase programs or as soon as pooled plus programs of Seller Party, which in each case, have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold; (E) any Change in Control or any change in direct or indirect ownership or controlling interest of any Seller Party’s direct or indirect owner; and (F) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect; and

(ii)    Promptly, but no later than two (2) Business Days after Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Mortgage Loan submitted to an Approved Investor (whole loan or securitization) and rejected for purchase by such Approved Investor; (C) any request for repurchase of or indemnification for a Mortgage Loan purchased by a third party investor, if in the aggregate, the Seller has received a request for repurchase or indemnification with respect to Mortgage Loans with an original principal balance equal to or in excess of $4,000,000 in the prior 12-month period or (D) the termination or suspension of approval of Seller to sell any Mortgage Loans to any Approved Investor.

3.3    deleting subsection(d)(iv) in its entirety and replacing it with the following:

(iv)    Unless otherwise waived by Buyer in writing, simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (i) and (iii) above, submission of a certificate in the form of Exhibit A to the Pricing Letter and certified by the president, chief financial officer, or designee as approved by Buyer of the Financial Reporting Party, which includes detailed reporting to the materials set forth therein including without limitation, any request for repurchase of or indemnification for a Mortgage Loan purchased by a third party investor, the valuation of the Seller’s Capitalized Mortgage Servicing Rights by any third-party evaluator and a quarterly legal and compliance questionnaire certified by the general counsel or chief/head of compliance;

SECTION 4.    Notices. Section 23 of the Existing Repurchase Agreement is hereby amended by deleting the notices to Buyer in their entirety and replacing them with the following:

If to Buyer:

UBS AG

1285 Avenue of the Americas

New York, NY 10019

Attention: [***]

Telephone: [***]

Facsimile: [***]

Email: [***]

With a copy to:

UBS AG

153 West 51st Street

New York, NY 10019

Attention: [***]

Telephone: [***]

Email: [***]

And:

[***]

SECTION 5.    Submission to Jurisdiction; Waivers. Section 27 of the Existing Repurchase Agreement is hereby amended by deleting subsection (iii) in its entirety and replacing it with the following:

(iii)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 23 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED;

SECTION 6.    General Interpretive Principles. Section 35 of the Existing Repurchase Agreement is hereby amended by deleting the reference to Section 1-201(19) and replacing it with a reference to Section 5-102(7).

SECTION 7.    Request for Temporary Increase. The Existing Repurchase Agreement is hereby amended by adding Exhibit G attached hereto as Annex A in its proper alphabetical order.

SECTION 8.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)    this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;

(b)    Amendment No. 9 to the Pricing Letter, executed and delivered by duly authorized officers of the Buyer and Seller; and

(c)    such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 9.    Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 10.    Representations and Warranties.    Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 11.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 12.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 13.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 14.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 15.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF

SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ Kimberly Browne
	Name:	Kimberly Browne
	Title:	Authorized Signatory

By:	/s/ Chi Ma
	Name:	Chi Ma
	Title:	Authorized Signatory

UNITED SHORE FINANCIAL SERVICES, LLC, as Seller

By:
Name:
Title:

Signature Page to Amendment No. 3 to Master Repurchase Agreement

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:
Name:
Title:

By:
Name:
Title:

UNITED SHORE FINANCIAL SERVICES, LLC, as Seller

By:	/s/ Timothy J. Forrester
	Name:	Timothy J. Forrester
	Title:	CFO & EVP

Signature Page to Amendment No. 3 to Master Repurchase Agreement